EXHIBIT 99A

                    DEFINITIVE COPY OF LETTER TO SHAREHOLDERS
                   OF THE FIRST NATIONAL BANK OF MARYSVILLE --
                     INCLUDED IN THIS REGISTRATION STATEMENT
                       IMMEDIATELY PRECEDING THE NOTICE OF
                       SPECIAL MEETING OF SHAREHOLDERS AND
                         THE PROXY STATEMENT/PROSPECTUS

                                      R-32